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As filed with the Securities and Exchange Commission on September 16, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QVC, Inc.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5961 (Primary Standard Industrial Classification Code Number)	23-2414041 (IRS Employer Identification No.)

1200 Wilson Drive
West Chester, Pennsylvania 19380
(484) 701-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Lawrence R. Hayes, Esq.
QVC, Inc.
1200 Wilson Drive
West Chester, Pennsylvania 19380
(484) 701-1000
(name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Renee L. Wilm
Adorys Velazquez
Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York 10112
(212) 408-2500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price	Amount of Registration Fee(1)

Debt Securities	$1,500,000,000	$181,800

Guarantees of Debt Securities(2)

Total	$1,500,000,000	$181,800

(1)
Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 457(p) under the Securities Act, the registration fee due hereunder has been offset by the $128,392 remaining of the filing fee previously paid with respect to unsold securities registered pursuant to Registration Statement on Form S-3 (No. 333-213066) originally filed with the Securities and Exchange Commission (the "Commission") by the Registrant, on August 10, 2016, and declared effective on September 14, 2016. An additional amount of $53,408 is being paid herewith.

(2)
One or more subsidiaries of QVC, Inc. may fully and unconditionally guarantee any series of debt securities of QVC, Inc. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of the debt securities being registered.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

*
The companies listed on the next page in the Table of Additional Registrants are also included in this Registration Statement as additional Registrants.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter	State of other jurisdiction of incorporation or organization	Primary Standard Industrial Classification code Number	I.R.S. Employer Identification No.	Address and telephone number of principal executive office
Affiliate Investment, Inc.	Delaware	6719	51-0394501	Suite 205A Second Floor Bancroft Building 3411 Silverside Rd. Concord Plaza Wilmington, DE 19810 (302) 478-7451
Affiliate Relations Holdings, Inc.	Delaware	6719	52-2009511	Suite 205A Second Floor Bancroft Building 3411 Silverside Rd. Wilmington, DE 19810 (302) 478-7451
AMI 2, Inc.	Delaware	6799	26-4282165	Suite 205 B Bancroft Building 3411 Silverside Rd. Wilmington, DE 19810 (302) 478-4370
ER Marks, Inc.	Delaware	6719	52-2009512	Suite 205 B Bancroft Building 3411 Silverside Rd. Wilmington, DE 19810 (302) 478-4370
QVC Global Holdings I, Inc.	Delaware	6719	47-3567270	1200 Wilson Drive West Chester, PA 19380 (484) 701-1000
QVC Global Holdings II, Inc.	Delaware	6719	47-3591332	1200 Wilson Drive West Chester, PA 19380 (484) 701-1000
QVC Rocky Mount, Inc.	North Carolina	4225	52-2217907	100 QVC Boulevard Rocky Mount, NC 27801 (252) 467-6600
QVC San Antonio, LLC	Texas	7389	52-1765495	9855 Westover Hills Boulevard San Antonio, TX 78251 (210) 522-4300
HSN, Inc.	Delaware	8741	26-2590893	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
HSNi, LLC	Delaware	5961	59-3490596	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000

Exact name of registrant as specified in its charter	State of other jurisdiction of incorporation or organization	Primary Standard Industrial Classification code Number	I.R.S. Employer Identification No.	Address and telephone number of principal executive office
HSN Holding LLC	Delaware	6719	46-3739148	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
AST Sub, Inc.	Delaware	6719	59-3614109	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
Home Shopping Network En Espanol, L.L.C.	Delaware	6719	59-3491612	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
Home Shopping Network En Espanol, L.P.	Delaware	6719	59-3506840	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
H.O.T. Networks Holdings (Delaware) LLC	Delaware	6719	05-0617856	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
HSN of Nevada LLC	Delaware	6719	N/A	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
Ingenious Designs LLC	Delaware	5023	59-3617032	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
NLG Merger Corp.	Delaware	4899	90-0211788	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
Ventana Television, Inc.	Delaware	4833	77-0580852	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
Ventana Television Holdings, Inc.	Delaware	6719	77-0581597	1 HSN Drive St. Petersburg, FL 33729 (727) 872-1000
QVC Deutschland GP, Inc.	Delaware	6719	26-3417798	1200 Wilson Drive West Chester, PA 19380 888-345-5788

PROSPECTUS

QVC, Inc.

Debt Securities

        We may issue and sell from time to time the debt securities described in this prospectus. This prospectus contains summaries of the general terms of the debt securities. At the time of each offering, we will provide the specific terms of the offering and the debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        Investing in our debt securities involves risks. You should consider carefully the risk factors referenced on page 7 of this prospectus and in the applicable prospectus supplement and any of the documents we incorporate by reference before making an investment in the offered debt securities.

        Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 16, 2019.

ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf registration statement" that we have filed with the Securities and Exchange Commission ("SEC"). By using a shelf registration statement, we may sell from time to time in one or more offerings any combination of the debt securities described in this prospectus. For further information about the debt securities and us, you should refer to our registration statement and its exhibits. The registration statement can be obtained from the SEC as described below under the heading "Where You Can Find More Information." Unless we state otherwise or the context clearly indicates otherwise, references in this prospectus to "QVC," "the Company," "we," "us" and "our" refer to QVC, Inc. and its subsidiaries and consolidated joint ventures.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer debt securities, we will provide a prospectus supplement that contains more specific information about the terms of that offering and the debt securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information included in our reports and other information filed with the SEC. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

        You should rely only on information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, any written communications from us or any "free writing prospectus" we may authorize to be delivered to you. We have not authorized anyone to provide different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus we may authorize to be delivered to you is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer to sell these debt securities in any jurisdiction where the offer or sale is not permitted.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at www.sec.gov. Information on the SEC's website or any other website is not incorporated by reference in this prospectus and does not constitute part of this prospectus. You may also read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and its copy charges.

        We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act")

(excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) on or after the date of this prospectus and until the termination of the offering.

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on February 28, 2019;

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  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, as filed with the SEC on May 10, 2019, and June 30, 2019, as filed with the SEC on August 8, 2019; and

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  Our Current Report on Form 8-K, as filed with the SEC on January 4, 2019.

        You may also obtain a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents by writing or telephoning us at the following address and telephone number:

QVC, Inc.
1200 Wilson Drive
West Chester, Pennsylvania 19380
Attn: General Counsel
Telephone: (484) 701-1000

        You will not be charged for any of these documents that you request.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein contain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Exchange Act. All statements contained in this prospectus, other than statements of historical facts, included or incorporated by reference herein are "forward-looking statements" for purposes of these provisions, including any statements regarding our business, product and marketing strategies; strategic initiatives; revenue growth; remediation of material weaknesses; the recoverability of our goodwill and other long-lived assets; our projected sources and uses of cash and contractual obligations; interest rate swap arrangements; and the anticipated impact of certain contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

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  customer demand for our products and services and our ability to anticipate customer demand and to adapt to changes in demand;

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  competitor responses to our products and services;

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  increased digital TV penetration and the impact on channel positioning of our programs;

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  the levels of online traffic on our websites and our ability to convert visitors into consumers or contributors;

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  uncertainties inherent in the development and integration of new business lines and business strategies;

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  our future financial performance, including availability, terms and deployment of capital;

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  our ability to successfully integrate and recognize anticipated efficiencies and benefits from the businesses we acquire;

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  the cost and ability of shipping companies, suppliers and vendors to deliver products, equipment, software and services;

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  the outcome of any pending or threatened litigation;

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  availability of qualified personnel;

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  changes in, or failure or inability to comply with, government regulations, including, without limitation, regulations of the Federal Communications Commission, and adverse outcomes from regulatory proceedings;

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  changes in the nature of key strategic relationships with partners, distributors, suppliers and vendors;

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  domestic and international economic and business conditions and industry trends;

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  changes in tariffs, trade policy and trade relations following the 2016 U.S. presidential election and the vote by the United Kingdom to exit from the European Union;

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  consumer spending levels, including the availability and amount of individual consumer debt and customer bad debt;

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  advertising spending levels;

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  changes in distribution and viewing of television programming, including the expanded deployment of personal video recorders, video on demand and Internet Protocol television and their impact on home shopping programming;

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  rapid technological changes;

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  failure to protect the security of personal information, subjecting us to potentially costly government enforcement actions and/or private litigation and reputational damage;

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  the regulatory and competitive environment of the industries in which we operate;

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  threatened terrorist attacks, political unrest in international markets and ongoing military action around the world;

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  fluctuations in foreign currency exchange rates; and

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  Qurate Retail, Inc.'s ("Qurate Retail") (formerly known as Liberty Interactive Corporation) dependence on our cash flow for servicing its debt and for other purposes.

        In some cases, you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "outlook," "may," "should," "will" and "would" or similar words. Forward-looking statements are based on certain assumptions and analyses we make in light of our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are relevant. Although we believe that our assumptions are reasonable based on information currently available, those assumptions are subject to significant risks and uncertainties, many of which are outside of our control.

        Each forward-looking statement speaks only as of the date of this prospectus, and, except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Before you decide to invest in the debt securities, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations, financial condition and cash flows.

 QVC, INC.

Business Overview

        QVC curates and sells a wide variety of consumer products via highly engaging, video-rich, interactive shopping experiences, distributed to approximately 404 million worldwide households each day (including our joint venture in China as discussed below in further detail) through our broadcast networks as well as our over-the-top platforms (such as Apple TV, Roku, Amazon Fire, Facebook and others), our websites (including QVC.com, HSN.com and others), our mobile applications and our social pages. We believe we are the global leader in video retailing, e-commerce, mobile commerce and social commerce, with operations based in the U.S., Germany, Japan, the U.K. and Italy. Additionally, we have a 49% interest in a retailing joint venture in China, which operates through a television shopping channel with an associated website. The joint venture is accounted for as an equity method investment. Our operating strategy is to create premier shopping destinations for our customers across multiple broadcast, digital and emerging platforms (featuring fresh, relevant and compelling product selections and programming), further penetrate our core customer base, generate new customers and expand internationally to drive revenue and profitability.

        In the U.S., QVC distributes programming live 24 hours per day, 364 days per year. QVC-U.S. and HSN present on average 783 and 633 products, respectively, every week. Internationally, we distribute live programming 8 to 24 hours per day, depending on the market. We classify our products into six groups: home, beauty, apparel, jewelry, accessories and electronics. It is our product sourcing team's mission to research and locate compelling and differentiated products from manufacturers who have sufficient scale to meet anticipated demand. We offer many exclusive products, as well as popular brand name and lesser known products available from other retailers. Many of our products are endorsed by celebrities, designers and other well-known personalities who often join our presenters on our live programming and provide lead-in publicity on their own social pages, websites and other customer touchpoints. We believe that our ability to demonstrate product features and present "faces and places" differentiates and defines the QVC shopping experience. We closely monitor customer demand and our product mix to remain well-positioned and relevant in popular and growing retail segments, which we believe is a significant competitive advantage relative to competitors who operate brick-and-mortar stores.

Qurate Retail Relationship

        We are an indirect wholly-owned subsidiary of Qurate Retail (Nasdaq: QRTEA and QRTEB), which owns interests in a broad range of digital commerce businesses. QVC is part of the Qurate Retail Group, formerly QVC Group, a portfolio of brands including QVC, HSN, Zulily and the Cornerstone brands.

        We are a "close corporation" under Delaware law and, as such, our stockholder, rather than a board of directors, manages our business. Since our stockholder is an indirect wholly owned subsidiary of Qurate Retail, certain aspects of our management, including the approval of significant corporate transactions such as a change of control, are controlled by Qurate Retail, rather than an independent governing body. Our Chief Executive Officer and President, Michael A. George, has been a named executive officer and director of Qurate Retail since 2011 and became the President and Chief Executive Officer of Qurate Retail in March 2018.

        Qurate Retail's securities are registered under the Exchange Act, and it is therefore required to file periodic and current reports and other materials with the SEC. While such information is available, investors are cautioned that Qurate Retail will not be the issuer of the debt securities and is not otherwise a guarantor or obligor (contingent or otherwise) with respect any debt securities offered under this prospectus and will not otherwise provide credit support for any debt securities offered under this prospectus. Therefore, you should rely solely on information contained or incorporated by reference in this prospectus and any prospectus supplement in making your decision with respect to any offering of debt securities under this prospectus.

        Our principal executive offices are located at 1200 Wilson Drive, West Chester, Pennsylvania 19380 and our telephone number at that location is (484) 701-1000.

RISK FACTORS

        An investment in our debt securities involves a high degree of risk. You should consider carefully the risks and uncertainties contained in the applicable prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement and referred to under the heading "Where You Can Find More Information," including under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read "Special Note Regarding Forward-Looking Statements." While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business.

        If any of these risks or uncertainties actually occurs, our business, financial condition, results of operations or cash flows could be adversely affected. When we offer and sell any debt securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

 USE OF PROCEEDS

        Unless we have indicated otherwise in an applicable prospectus supplement, we expect to use the net proceeds we receive from any offering of debt securities under this prospectus for our general corporate purposes, including, but not limited to, working capital, repayment or reduction of debt, capital expenditures, financing of acquisitions and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

 DESCRIPTION OF DEBT SECURITIES

        Unless otherwise specified in the prospectus supplement, the debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. We will issue subordinated debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us" or "our" refer to QVC, Inc. only and not to any of its subsidiaries.

General

        Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

        We currently conduct a significant portion of our business operations through our subsidiaries. As a result, we will rely, in part, on cash flows from these subsidiaries, mainly dividend payments and other distributions, to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

        If specified in the prospectus supplement, the debt securities will be general obligations of our subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

        Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  whether the debt securities will be senior or subordinated debt securities;

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  the price at which we will issue the debt securities;

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  the title of the debt securities;

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  the total principal amount of the debt securities;

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  whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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  the date or dates on which the principal of and any premium on the debt securities will be payable;

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  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

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  whether our subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

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  the place or places where payments on the debt securities will be payable;

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  any provisions for optional redemption or early repayment;

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  any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

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  the denominations in which we will issue the debt securities if other than $2,000 and integral multiples of $1,000;

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  whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

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  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

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  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not inconsistent with the applicable indenture.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

        Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Subsidiary Guarantees

        If specified in the prospectus supplement, our payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of our subsidiaries. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of our subsidiaries, the applicable subsidiaries will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by our subsidiaries.

        The obligations of each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other subsidiary guarantor in respect of its obligations under its subsidiary guarantee.

        Each indenture may restrict consolidations or mergers with or into a subsidiary guarantor or provide for the release of a subsidiary from a subsidiary guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture. A subsidiary may be released from its subsidiary guarantee (i) automatically (A) upon the disposition of such subsidiary such that it is no longer a subsidiary of the Company or (B) upon the merger of such subsidiary into the Company or another subsidiary of the Company, or the liquidation or dissolution of such subsidiary, or (ii) upon delivery of written notice by the Company to the trustee of the release or discharge of such subsidiary guarantee.

        If a series of debt securities is guaranteed by any of our future subsidiaries and is designated as subordinate to our senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary's senior debt and will be subordinated to any guarantees by those subsidiaries of our senior debt. See "—Subordination."

Consolidation, Merger and Sales of Assets

        The indentures generally permit a consolidation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

  •
  if we are not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

  •
  immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

        This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

        Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  our failure to pay interest on any debt security of that series for 30 days when due;

  •
  our failure to pay principal of or any premium on any debt security of that series when due;

  •
  our failure to deposit any sinking fund payment for 30 days when due;

  •
  our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of us; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

        The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

        We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

  •
  waive a continuing default or event of default regarding any payment on the debt securities; or

  •
  if applicable, make any change that materially and adversely affects the right to convert any debt security.

        We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

  •
  to add events of default with respect to any series of debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

  •
  to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under "—Consolidation, Merger and Sales of Assets" and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Satisfaction and Discharge.    In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when either:

  •
  all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

  •
  all outstanding debt securities of that series not delivered to the trustee for cancellation either:

  •
  have become due and payable,

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year; and

  •
  we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and we have paid all other sums payable by us with respect to the debt securities of that series.

Governing Law

        New York law will govern the indentures and the debt securities.

The Trustees

        We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

        Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

        We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

        We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

  •
  any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

        We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

 LEGAL MATTERS

        The validity of the offered debt securities and other matters in connection with any offering of the debt securities will be passed upon for us by Baker Botts L.L.P., New York, New York, and certain matters of North Carolina law will be passed upon by Womble Bond Dickinson (US) LLP, as set forth in and limited by its opinion, and for the underwriters or agents, if any, by a firm named in the prospectus supplement relating to the particular security.

EXPERTS

        The consolidated financial statements of QVC, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue due to the adoption of Accounting Standards Update No. 2014-19, "Revenue from Contracts with Customers." In addition, the audit report covering the December 31, 2018 consolidated financial statements refers to a transaction between entities under common control in which the Company retrospectively adjusted certain balances within the consolidated financial statements as of and for the year ended December 31, 2017 to reflect the effect of combining entities under common control.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below is an estimate of the approximate amount of the fees and expenses expected to be incurred by QVC, Inc. in connection with offerings described in this registration statement.

Amount to be Paid
SEC Registration Fee		$181,800
Trustee Fees and Expenses			*
Printing Expenses			*
Accounting Fees and Expenses			*
Rating Agency Fees and Expenses			*
Legal Fees and Expenses			*
Miscellaneous			*
Total	$		*

*
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        QVC, Inc., Affiliate Investment, Inc.; Affiliate Relations Holdings, Inc.; AMI 2, Inc.; ER Marks, Inc.; QVC Global Holdings I, Inc.; QVC Global Holdings II, Inc., HSN, Inc., AST Sub, Inc., QVC Deutschland GP, Inc., NLG Merger Corp., Ventana Television, Inc., Ventana Television Holdings, Inc.

Delaware law

        Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

QVC, Inc.

  Restated certificate of incorporation

        Article Six of our restated certificate of incorporation provides as follows:

        No director of the corporation (which shall include any stockholder of the corporation exercising any of the powers or duties otherwise conferred or imposed upon the board of directors by the General Corporation Law of the State of Delaware) shall be personally liable for monetary damages to the corporation or its stockholders for any breach of fiduciary duty of such director as a director to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware.

  Bylaws

        Article VII of our bylaws provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the bylaws) as follows:

        Section 7-1.    Indemnification.    Subject to Section 7-3 of this Article VII, the Corporation shall indemnify any person who is a Shareholder Director or officer of the Corporation or any Shareholder Director or officer who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person is hereinafter referred to in this Article VII as a "Shareholder Director or officer") against expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such Shareholder Director or officer ("liabilities"), to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this Article VII, "Proceeding" or, in the plural, "Proceedings"), brought or threatened to be brought against such Shareholder Director or officer by reason of the fact that he or she is or was serving in any such capacity or in any other capacity on behalf of the Corporation, its parent or any of its subsidiaries.

        The Board by resolution adopted in each specific instance may similarly indemnify any person other than a Shareholder Director or officer (any such person is hereinafter referred to in this Article VII as an "Other Person") for liabilities incurred by him or her in connection with services rendered by him or her for or at the request of the Corporation, its parent or any of its subsidiaries.

        Section 7-2.    Advances.    Subject to Section 7-3 of this Article VII, expenses (including, but not limited to, attorneys' fees) incurred by any Shareholder Director or officer in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board in the specific case upon receipt of an undertaking, by or on behalf of such Shareholder Director or officer, to repay such amount without interest if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by law. Advance expenses (including, but not limited to, attorneys' fees) incurred by Other Persons may be paid if the Board deems appropriate and upon such terms and conditions, including the giving of an undertaking, as the Board deems appropriate.

        Section 7-3.    Actions Initiated Against the Corporation.    Anything in Sections 7-1 or 7-2 of this Article VII to the contrary notwithstanding, with respect to a Proceeding initiated against the

Corporation by any person who is or was a Shareholder Director or officer, or by an indemnified person other than a Shareholder Director or officer who is or was adopted by resolution of the Board as an Other Person, the Corporation shall not be required to indemnify or to advance expenses (including attorney's fees) to such Shareholder Director, officer or Other Person in connection with prosecuting such Proceeding (or part thereof) or in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in such Proceeding (or part thereof) unless such Proceeding was authorized by the Board.

        Section 7-4.    Applicability; Survival.    The provisions of Sections 7-1 and 7-2 shall be applicable to all Proceedings commenced before or after the amendment, repeal, or modification of, or adoption of this Article VII, regardless of whether such arise out of acts or omissions which occurred prior or subsequent to such amendment, repeal, modification or adoption, and shall continue as to a person who has ceased to be a Shareholder Director or officer (or, where and so long as the Board has authorized indemnification or advancement of expenses to an Other Person in accordance with this Article VII, to an Other Person who has ceased to render services for or at the request of the Corporation its parent or subsidiaries), and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 7-5.    Insurance.    The Corporation may purchase and maintain insurance on behalf of any person who is or was a Shareholder Director, officer, or Other Person of the Corporation, or is or was serving at the request of the Corporation as a Shareholder Director, officer, or Other Person of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under law.

        Section 7-6.    Non-Exclusivity.    The indemnification and advancement of the expenses provided by, or granted pursuant to, this Article VII, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these bylaws, agreement, vote of stockholders or disinterested Stockholder Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

  Indemnification agreements

        We have entered into certain indemnity agreements with certain of our executive officers that require us to indemnify such persons to the fullest extent permitted by law as soon as practicable, but in any event no later than 30 days after written demand is presented to us, against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement) of such claim. If such person requests, we will also advance (within five business days of such request) any and all expenses related to such claims. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification and for reimbursement to us if it is found that such person is not entitled to such indemnification under applicable law.

Affiliate Investment, Inc.

  Certificate of incorporation

        Article Seven of the certificate of incorporation of Affiliate Investment, Inc. provides as follows:

        A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director for (i) a breach of a director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; nor (iv) an act or omission for which the liability of a director is expressly provided for by statute, including § 174 of the Delaware General Corporation Law. Any repeal or amendment of this provision by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not liable as set forth in the preceding sentences, a director shall be exonerated from liability to the fullest extent permitted by any provision of the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

  Bylaws

        Section 5 of Article VII of the bylaws of Affiliate Investment, Inc. provides as follows:

        The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware. With regard to a breach of fiduciary duty by a director, no director shall be personally liable for monetary damages to the corporation or its stockholders to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of Delaware.

Affiliate Relations Holdings, Inc.

  Certificate of incorporation

        Article Seven of the certificate of incorporation of Affiliate Relations Holdings, Inc. provides as follows:

        No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  Bylaws

        Section 5 of Article VII of the bylaws of Affiliate Relations Holdings, Inc. provides as follows:

        The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware. With regard to a breach of fiduciary duty by a director, no director shall be personally liable for monetary damages to the corporation or its stockholders to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of Delaware.

AMI 2, Inc.

  Certificate of incorporation

        Article Seven of the certificate of incorporation of AMI 2, Inc. provides as follows:

        No Director of the Corporation shall have any personal liability to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a Director; provided, however, that nothing herein shall eliminate or limit the liability of a Director: (1) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the Director received an improper benefit.

  Bylaws

        Article VI of the bylaws of AMI 2, Inc. provides as follows:

        Section 6.1.    Right to Indemnification.    The corporation shall indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

        Section 6.2.    Prepayment of Expenses.    The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

        Section 6.3.    Claims.    If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

        Section 6.4.    Non-Exclusivity of Rights.    The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 6.5.    Other Indemnification.    The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

        Section 6.6.    Amendment or Repeal.    Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ER Marks, Inc.

  Certificate of incorporation

        Article Seven of the certificate of incorporation of ER Marks, Inc. provides as follows:

        No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  Bylaws

        Section 5 of Article VII of the bylaws of ER Marks, Inc. provides as follows:

        The corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware. With regard to a breach of fiduciary duty by a director, no director shall be personally liable for monetary damages to the corporation or its stockholders to the full extent permitted pursuant to Section 102(b)(7) of the General Corporation Law of Delaware.

QVC Global Holdings I, Inc.

  Certificate of Incorporation

        Article 7 of the certificate of incorporation of QVC Global Holdings I, Inc. provides as follows:

        To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        Article 8 of the certificate of incorporation of QVC Global Holdings I, Inc. provides as follows:

        The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

QVC Global Holdings II, Inc.

  Certificate of Incorporation

        Article 7 of the certificate of incorporation of QVC Global Holdings II, Inc. provides as follows:

        To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this paragraph 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        Article 8 of the certificate of incorporation of QVC Global Holdings II, Inc. provides as follows:

        The Corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except for claims for indemnification (following the final disposition of such Proceeding) or advancement of expenses not paid in full, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the Corporation. Any amendment, repeal or modification of this paragraph 8 shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

HSN, Inc.

  Certificate of incorporation

        Article 7 of the certificate of incorporation of HSN, Inc. provides as follows:

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to, modification of, or repeal of this paragraph 7 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

  Bylaws

        Section 1 of Article VIII of the bylaws of HSN, Inc. provides as follows:

          (a)   Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or a person of whom he is the legal representative is or was, at any time during which these Bylaws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or is or was at any such time serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (each such person, an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in Article VIII, paragraph (c) of these Bylaws, the Corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article VIII shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the Law requires, the payment of such expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the "undertaking") by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a "final disposition") that such indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise. The rights conferred upon indemnitees in this Article VIII shall be contract rights that vest at the time of such person's service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          (b)   To obtain indemnification under this Article VIII, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (i) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, or (ii) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (iii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iv) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) days after such determination.

          (c)   If a claim under Article VIII, paragraph (a) of these Bylaws is not paid in full by the Corporation within thirty (30) days after a written claim pursuant to Article VIII, paragraph (b) of these Bylaws has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Law, nor an actual determination by the Corporation (including the Disinterested Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (d)   If a determination shall have been made pursuant to Article VIII, paragraph (b) of these Bylaws that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Article VIII, paragraph (c) of these Bylaws.

          (e)   The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article VIII, paragraph (c) of these Bylaws that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VIII.

          (f)    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII (i) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise and (ii) cannot be terminated by the Corporation, the Board or the stockholders of the Corporation with respect to a person's service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Article VIII that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

          (g)   The Corporation may grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

          (h)   If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VIII (including, without limitation, each portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of any paragraph of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        Section 2 of Article VIII of the bylaws of HSN, Inc. provides as follows:

        The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation and any current or former director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any person who serves or served in any such capacity with respect to any employee benefit plan maintained or sponsored by the Corporation, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Law.

AST Sub, Inc.

  Certificate of incorporation

        Article VIII of the certificate of incorporation of AST Sub, Inc. provides as follows:

        Section 2 of Article VIII of the certificate of incorporation of AST Sub, Inc. provides as follows:

        Section 1.    Elimination of Certain Liability of Directors.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

        Section 2.    Indemnification and Insurance.

          (a)    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the

  Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (b)    Right of Claimant to Bring Suit.    If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c)    Non-Exclusivity of Rights.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

QVC Deutschland GP, Inc.

  Certificate of incorporation

        Section 9 of the certificate of incorporation of QVC Deutschland GP, Inc. provides as follows:

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 6.3 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

  Bylaws

        Article IV of the bylaws of QVC Deutschland GP, Inc. provides as follows:

        4.1    Right to Indemnification.    The Company shall indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person is or was a director or officer of the Company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of the Company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of the Company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of the Company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of the Company, except to the extent that such indemnification is prohibited by applicable law.

        4.2    Advance of Expenses.    Expenses incurred by a director or officer of the Company in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding subject to the provisions of any applicable statute.

        4.3    Procedure for Determining Permissibility.    To determine whether any indemnification or advance of expenses under this Article IV is permissible, the board of directors by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advance of expenses shall be required to, determine in each case whether the applicable standards in any applicable statute have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or advance of expenses and the time such claim is made, at the option of the person seeking indemnification or advance of expenses, the permissibility of indemnification or advance of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine permissibility of indemnification or advance of expenses, shall be borne by the Company.

        4.4    Contractual Obligation.    The obligations of the Company to indemnify a director or officer under this Article IV, including the duty to advance expenses, shall be considered a contract between the Company and such director or officer, and no modification or repeal of any provision of this Article IV shall affect, to the detriment of the director or officer, such obligations of the Company in connection with a claim based on any act or failure to act occurring before such modification or repeal.

        4.5    Indemnification Not Exclusive; Inuring of Benefit.    The indemnification and advance of expenses provided by this Article IV shall not be deemed exclusive of any other right to which one indemnified may be entitled under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of any such person.

        4.6    Insurance and Other Indemnification.    The board of directors shall have the power to (i) authorize the Company to purchase and maintain, at the Company's expense, insurance on behalf of the Company and on behalf of others to the extent that power to do so has not been prohibited by statute, (ii) create any fund of any nature, whether or not under the control of a trustee, or otherwise secure any of its indemnification obligations, and (iii) give other indemnification to the extent permitted by statute.

Ventana Television, Inc.

  Certificate of incorporation

        Section 6.3 of the certificate of incorporation of Ventana Television, Inc. provides as follows:

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 6.3 shall be prospective only and shall not adversely affect any right to protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

  Bylaws

        Article 6 of the bylaws of Ventana Television, Inc. provides as follows:

        6.1.    Authorization of Indemnification.    Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided. however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided, further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        6.2.    Right of Claimant to Bring Action Against the Corporation.    If a claim under Section 6.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

        6.3.    Non-exclusivity.    The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Ventana Television Holdings, Inc.

  Certificate of incorporation

        Section 6.3 of the certificate of incorporation of Ventana Television Holdings, Inc. provides as follows:

        No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director for (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 6.3 shall be prospective only and shall not adversely affect any right to protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

  Bylaws

        Article 6 of the bylaws of Ventana Television Holdings, Inc. provides as follows:

        6.1.    Authorization of Indemnification.    Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided. however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided, further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        6.2.    Right of Claimant to Bring Action Against the Corporation.    If a claim under Section 6.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

        6.3.    Non-exclusivity.    The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

QVC Rocky Mount, Inc.

  North Carolina law

        Section 55-8-51 of the North Carolina Business Corporation Act ("NCBCA") provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (1) he conducted himself in good faith; (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        Section 55-8-52 of the NCBCA provides that unless the Articles of Incorporation state otherwise, requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Additionally, § 55-8-53 of the NCBCA allows a corporation to advance expenses incurred by a director in defending a proceeding in advance of the final disposition of such proceeding as authorized by the board of directors in the specific case or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses. Section 55-8-56 of the NCBCA provides that a corporation may indemnify and advance expenses to an officer, employee or agent to the same extent as a director.

  Bylaws

        Article VII of the bylaws of QVC Rocky Mount, Inc. provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the bylaws) as follows:

        Section 7.01.    Right to Indemnification.    Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter, a "proceeding" and including without limitation, a proceeding brought by or behalf of the Corporation itself), by reason that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or as trustee or administrator under an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a Director of officer or in any other capacity while serving as a director, officer, partner, trustee, employee, agent, trustee or administrator, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Act permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorney's fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnification hereunder and shall inure to the benefit of his heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Act so requires, the payment of expenses incurred by a Director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that the Director or officer is not entitled to be indemnified under this Section or otherwise.

        Section 7.02.    Right of Claimant to Bring Suit.    If a claim under Section 7.01 hereof is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholder) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        Section 7.03.    Nonexclusivity of Rights.    The right to indemnification and the advancement and payment of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the Corporation's Articles of Incorporation, these Bylaws, any agreement, the vote of shareholders or disinterested Directors or otherwise.

        HSNi, LLC, HSN Holding LLC, Home Shopping Network En Espanol, L.L.C., H.O.T. Networks Holdings (Delaware) LLC, HSN of Nevada LLC, Ingenious Designs LLC

Delaware Law

        Section 18-108 of the DLLC Act provides, generally, that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

HSN Holding LLC

  Company agreement

        Section 14 of the company agreement of HSN Holding LLC provides, in relevant part, as follows:

        14.3    Indemnification.

          (a)   To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 14.3 with respect to any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification hereunder or (B) was authorized or consented to by the Manager. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 14.3.

Home Shopping Network En Espanol, L.L.C.

  Company agreement

        Article 18 of the company agreement of Home Shopping Network En Espanol, L.L.C. provides as follows:

        18.1    Members' Indemnification.    No Member has or will have any authority to act for or to assume any obligation or responsibility on behalf of another Member or the Company except as expressly provided in this Agreement or in a writing signed by both Members. In addition to the other remedies specified in this Agreement, each Member agrees to indemnify and hold each other Member harmless from and against any claim, demand, loss, damage, liability or expense of any kind or nature whatsoever, including reasonable outside attorneys' fees, incurred by or against such other Member and arising out of or resulting from any action taken by the indemnifying Member in violation of the first sentence of this Section 18.1.

        18.2    Indemnification as to Actions or Omissions in Company's Business.    Except to the extent otherwise provided in this Agreement, the Members will cause the Company to indemnify, defend and hold harmless each Member and their respective officers, directors, employees and agents (collectively, "Indemnitees") from any loss, liability or damage incurred or suffered by any such Indemnitees with respect to any third-party claim by reason of any act performed or omitted to be performed, or alleged to have been performed or omitted, by such Indemnitees in connection with the Business of the Company (including any judgment, award, settlement, costs and other expenses, and reasonable outside attorneys' fees incurred in connection with the defense of any actual or threatened claim or action based on any such act or omission); provided that, if an Indemnitee's action or omission to act caused the loss, liability or damage incurred or suffered, such Indemnitee may not receive indemnification or avoid liability by reason of this provision with respect to any claim as to which the Indemnitee is adjudged by a final nonappealable decision of a court of competent jurisdiction to have acted in or with fraud, bad faith, gross negligence or willful misconduct. Any such indemnification will be made promptly following the fixing of the loss, liability or damage incurred or suffered by final nonappealable decision, settlement, contract or otherwise (except that any attorneys' fees and the expenses of defense may be paid as incurred).

        18.3    Indemnification of Board of Directors and Officers.    The Members will cause the Company to indemnify the Directors and officers of the Company.

        18.4    Cross Indemnification.    As between the Members, no Member will be liable or bear responsibility for more than its proportionate share (based on its Percentage Interest at the time such liability or obligation arises) of each of the liabilities and obligations of the Company. In the event that either Member is required to pay, discharge or otherwise bear responsibility for any amount of any liability or obligation of the Company in excess of such Member's proportionate share otherwise than by reason of such Member's violation of this Agreement, fraud, bad faith, gross negligence or willful misconduct), the other Member agrees to indemnify, hold harmless and reimburse such Member against and for such other Member's proportion share of such excess. It is the intention of the Members that, following the operation of this Section, each Member will have borne exactly its proportionate share of the liability or obligation of the Company at issue.

Home Shopping Network En Espanol L.P.

  Delaware Law

        Section 17-108 of the Delaware Revised Uniform Partnership Act provides, generally, that subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

  Limited partnership agreement

        Section 4.1(m) of the limited partnership agreement of Home Shopping Network En Espanol, L.P. provides as follows:

        The General Partner is hereby authorized and empowered in the name of and on behalf of the Partnership to indemnify and hold harmless on behalf of the Partnership any partner or other person from and against any and all claims and demands whatsoever.

        Section 4.5 of the limited partnership agreement of Home Shopping Network En Espanol, L.P. provides as follows:

        No Article 4 Indemnified Party shall be liable to the Partnership or to the Limited Partners for losses sustained or liabilities incurred as a result of any act or omission by the Article 4 Indemnified Party if (i) the Article 4 Indemnified Party acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, bad no reasonable cause to believe its conduct was unlawful and (li) its conduct did not constitute gross negligence, or willful misconduct.

        Section 4.6 of the limited partnership agreement of Home Shopping Network En Espanol, L.P. provides as follows:

          (a)   Except as otherwise provided by law, no Article 4 Indemnified Party (as defined below)below) shall be personally liable for the return of any portion of the Capital Contributions of the Limited Partners or shall be required to pay to the Partnership or any Limited Partner any deficit in any other Partner's Capital Account. No Article 4 Indemnified Party shall be liable, responsible or accountable to the Partnership or any Limited Partner for (i) any act or omission performed or omitted by any of them or for any costs, damages or liabilities arising therefrom, or by law, unless that act or omission constituted gross negligence, or willful misconduct; or (ii) except as provided in clause (i) of this Section 4.6(a) with respect to the person who performed or omitted such acts, any loss due to the negligence, dishonesty or bad faith of any employee, officer, broker, consultant or other agent of the Partnership, selected, engaged and retained in good faith by the General Partner. The General Partners and the other Article 4 Indemnified Parties may consult with counsel and accountants in respect of Partnership affairs and be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel or accountants, provided that they shall have been selected with reasonable care.

          (b)   The Partnership shall:

              (i)  indemnify and hold harmless the General Partner, the former, present and future members, partners, officers, directors, shareholders, employees and other agents of the General Partner and its Affiliates and the respective employees, officers, directors, agents, partners, personal representatives, heirs, successors in interest and assignees of any thereof (each, an "Article 4 Indemnified Party"), from and against any and all damages incurred or suffered by any Article 4 Indemnified Party arising out of or in connection with the Partnership's business or affairs (including, without limitation, reasonable fees and disbursements of counsel); provided, however, that the Partnership shall not indemnify or hold harmless any Article 4 Indemnified Party with respect to any act or omission which was performed or omitted by it which constituted gross negligence, or willful misconduct; and

             (ii)  advance to any Article 4 Indemnified Party expenses for which the Partnership is required to indemnify the Article 4 Indemnified Party pursuant to this Section 4.6(b), including, without limitation, legal fees and disbursements of counsel incurred in connection with any claim which may result in indemnification pursuant to this Section 4.6(b), subject to the undertaking of the Article 4 Indemnified Party to repay such advances if it is ultimately determined that such Article 4 Indemnified Party is not entitled to be indemnified.

          (c)   The exculpation provided in Section 4.5 and the indemnification provided in this Section 4.6 shall survive any termination of this Agreement. Any person who ceases to be an Article 4 Indemnified Party shall remain entitled to exculpation pursuant to Section 4.5 and/or indemnification pursuant to this Section 4.6 for any action or omission performed or omitted by the person while it was an Article 4 Indemnified Party.

          (d)   If it shall ultimately be determined that an Article 4 Indemnified Party is not entitled to the indemnification provided by this Section 4.6, the Article 4 Indemnified Party promptly repay to the Partnership the amount of any expenses advanced to such Article 4 Indemnified Party and the amount of all costs of the Partnership in providing indemnification pursuant to this Agreement.

          (e)   An Article 4 Indemnified Party shall not be denied exculpation in whole or in part pursuant to Section 4.5 or indemnification in whole or in part pursuant to this Section 4.6 because such person has an interest in the transaction with respect to which the indemnification applies if the transaction is otherwise permitted under this Agreement or otherwise.

        Article 7 of the limited partnership agreement of Home Shopping Network En Espanol, L.P. provides as follows:

        The Limited Partnership shall, to the fullest extent to which is it empowered to do so by the Delaware L.P. Act or any other applicable law, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee of the Limited Partnership, against losses, damages, expenses (including attorneys' fees), judgments, fines and amounts reasonably incurred by him or her in connection with such action, suit or proceeding.

        Article 15 of the limited partnership agreement of Home Shopping Network En Espanol, L.P. provides as follows:

        15.1    Partners' Indemnification.    No Partner has or will have any authority to act for or to assume any obligation or responsibility on behalf of another Partner or the Limited Partnership except as expressly provided in this Agreement or in a writing signed by all Partners. In addition to the other remedies specified in this Agreement, each Partner agrees to indemnify and hold each other Partner harmless from and against any claim, demand, loss, damage, liability or expense of any kind or nature whatsoever, including reasonable outside attorneys' fees, incurred by or against such other Partner and arising out of or resulting from any action taken by the indemnifying Partner in violation of the first sentence of this Section 15.1.

        15.2    Indemnification as to Actions or Omissions in Limited Partnership's Business.

        Except to the extent otherwise provided in this Agreement, the Partners will cause the Limited Partnership to indemnify, defend and hold harmless each Partner and their respective officers, directors, employees and agents (collectively, "Indemnitees") from any loss, liability or damage incurred or suffered by any such Indemnitees with respect to any third-party claim by reason of any act performed or omitted to be performed, or alleged to have been performed or omitted, by such Indemnitees in connection with the Business of the Limited Partnership (including any judgment, award, settlement, costs and other expenses, and reasonable outside attorneys' fees incurred in connection with the defense of any actual or threatened claim or action based on any such act or omission); provided that, if an Indemnitee's action or omission to act caused the loss, liability or damage incurred or suffered, such Indemnitee may not receive indemnification or avoid liability by reason of this provision with respect to any claim as to which the Indemnitee is adjudged by a final nonappealable decision of a court of competent jurisdiction to have acted in or with fraud, bad faith, gross negligence or willful misconduct. Any such indemnification will be made promptly following the fixing of the loss, liability or damage incurred or suffered by final nonappealable decision, settlement, contract or otherwise (except that any attorneys' fees and the expenses of defense may be paid as incurred).

        15.3    Cross Indemnification.    As between the Partners, no Partner will be liable or bear responsibility for more than its proportionate share (based on its Percentage Interest at the time such liability or obligation arises) of each of the liabilities and obligations of the Limited Partnership. In the event that either Partner is required to pay, discharge or otherwise bear responsibility for any amount of any liability or obligation of the Limited Partnership in excess of such Partner's proportionate share (otherwise than by reason of such Partner's violation of this Agreement, fraud, bad faith, gross negligence or willful misconduct), the other Partner agrees to indemnify, hold harmless and reimburse such Partner against and for such other Partner's proportion share of such excess. It is the intention of the Partners that, following the operation of this Section, each Partner will have borne exactly its proportionate share of the liability or obligation of the Limited Partnership at issue.

QVC San Antonio, LLC

  Texas Law

        Section 101.402 of the Texas Limited Liability Company Act provides that a limited liability company may indemnify a person; pay in advance or reimburse expenses incurred by a person; and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

  Company agreement

        Article IX of the company agreement of QVC San Antonio, LLC provides in relevant part (with capitalized terms used but not defined herein having the meanings assigned to them in the company agreement) as follows:

        9.3   Indemnification. To the fullest extent permitted by applicable law, each Shareholder, Director, and officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Person by reason of any act or omission performed or omitted by such Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Person by this Agreement, unless it is finally adjudicated that such loss, damage or claim was incurred by reason of such Person's gross negligence, willful misconduct or breach of contract; provided, however, that any indemnity under this Section 9.3 shall be provided out of and to the extent of Company assets only, and no Shareholder shall have any personal liability on account thereof. The indemnification provided by this Section 9.3 shall continue as to a Person who has ceased to serve in the capacity by reason of which the Person was indemnified under this Section with respect to matters arising during the period the Person served in such capacity, and shall inure to the benefit of the heirs, executors, and administrators of such Person.

        9.4   Advancement of Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Shareholder, Director, or officer in defending any claim, demand, action, suit or proceeding (including court costs and attorneys' fees) shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Person to repay such amount if it shall be determined that the Person is not entitled to be indemnified as authorized in Section 9.3 hereof. Notwithstanding any other provision of this Article, the Company may pay or reimburse expenses incurred by a Shareholder, Director, or officer in connection with his appearance as a witness or other participation in a proceeding at a time when the Shareholder, Director, or officer is not named a defendant or respondent in the proceeding.

Item 16.    Exhibits

(a)
Exhibits

Exhibit Number		Description
1.1	**	Underwriting Agreement.
3.1
Restated Certificate of Incorporation of QVC, Inc. dated October 26, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-184501) as filed on October 19, 2012 (the "2012 S-4")).
3.2		Amended and Restated By-Laws of QVC, Inc. (incorporated by reference to Exhibit 3.1 to QVC, Inc.'s Current Report on Form 8-K (file No. 000-55409) as filed on October 6, 2015).
4.1		Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to QVC, Inc.'s Registration Statement on Form S-3 (File No. 333-213066) filed on August 10, 2016).
4.2		Form of Subordinated Indenture (incorporated by reference to Exhibit 4.2 to QVC, Inc.'s Registration Statement on Form S-3 (File No. 333-213066) filed on August 10, 2016).
5.1	*	Opinion of Baker Botts L.L.P. as to the legality of the debt securities being registered.
5.2	*	Opinion of Womble Carlyle Sandridge & Rice, LLP.
23.1	*	Consent of KPMG LLP.
23.2	*	Consent of Baker Botts L.L.P. (included in their opinion filed as Exhibit 5.1).
23.3	*	Consent of Womble Carlyle Sandridge & Rice, LLP (included in their opinion filed as Exhibit 5.2).
24.1	*	Power of attorney for each Registrant (included in signature pages).
25.1	***	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture.
25.2	***	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture.

*
Filed herewith.

**
The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to debt securities offered hereby, (ii) instruments setting forth the terms of any debt securities, (iii) any additional opinions of counsel with respect to legality of the debt securities offered hereby and (iv) any required opinion of our counsel as to certain tax matters relative to the debt securities offered hereby.

***
The Company will file the Statement of Eligibility under the Trust Indenture Act of 1939 of the Senior Trustee and Subordinated Trustee on Form T-1 under the form type "305B2."

Item 17.    Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ("Securities Act");

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   That for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (8)   That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (9)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

          (10) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on September 16, 2019.

QVC, INC.
By:	/s/ MICHAEL A. GEORGE
	Name:	Michael A. George
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints Michael A. George and Jeffrey A. Davis as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL A. GEORGE Michael A. George	President and Chief Executive Officer (Principal Executive Officer)
/s/ JEFFREY A. DAVIS Jeffrey A. Davis	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ CRAIG TROYER Craig Troyer	Vice President of Qurate Retail Group, Inc., as Stockholder-Director of QVC, Inc.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 16, 2019.

AFFILIATE INVESTMENT, INC.
By:	/s/ ROBERT D. SMITH
	Name:	Robert D. Smith
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears below appoints Robert D. Smith and David Tull as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ ROBERT D. SMITH Robert D. Smith	President and Director (Principal Executive Officer)
/s/ DAVID TULL David Tull	Vice President, Treasurer and Director (Principal Financial Officer and Accounting Officer)
/s/ CHARLES J. DURANTE Charles J. Durante	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 16, 2019.

AFFILIATE RELATIONS HOLDINGS, INC.
By:	/s/ ROBERT D. SMITH
	Name:	Robert D. Smith
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears below appoints Robert D. Smith and David Tull as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ ROBERT D. SMITH Robert D. Smith	President and Director (Principal Executive Officer)
/s/ DAVID TULL David Tull	Vice President, Treasurer and Director (Principal Financial Officer and Accounting Officer)
/s/ CHARLES J. DURANTE Charles J. Durante	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 16, 2019.

AMI 2, INC.
By:	/s/ ROBERT D. SMITH
	Name:	Robert D. Smith
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears below appoints Robert D. Smith and David Tull as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ ROBERT D. SMITH Robert D. Smith	President and Director (Principal Executive Officer)
/s/ DAVID TULL David Tull	Vice President, Treasurer and Director (Principal Financial Officer and Accounting Officer)
/s/ CHARLES J. DURANTE Charles J. Durante	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on September 16, 2019.

ER MARKS, INC.
By:	/s/ ROBERT D. SMITH
	Name:	Robert D. Smith
	Title:	President

POWER OF ATTORNEY

        Each person whose signature appears below appoints Robert D. Smith and David Tull as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ ROBERT D. SMITH Robert D. Smith	President and Director (Principal Executive Officer)
/s/ DAVID TULL David Tull	Vice President, Treasurer and Director (Principal Financial Officer and Accounting Officer)
/s/ CHARLES J. DURANTE Charles J. Durante	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rocky Mount, State of North Carolina, on September 16, 2019.

QVC ROCKY MOUNT, INC.
By:	/s/ MARY CAMPBELL
	Name:	Mary Campbell
	Title:	President

        Each person whose signature appears below appoints Mary Campbell and Michael A. George as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MARY CAMPBELL Mary Campbell	President (Principal Executive Officer)
/s/ JEFFREY A. DAVIS Jeffrey A. Davis	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ MICHAEL A. GEORGE Michael A. George	Director
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on September 16, 2019.

QVC SAN ANTONIO, LLC
By:	/s/ MARY CAMPBELL
	Name:	Mary Campbell
	Title:	President

        Each person whose signature appears below appoints Mary Campbell and Michael A. George as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MARY CAMPBELL Mary Campbell	President (Principal Executive Officer)
/s/ JEFFREY A. DAVIS Jeffrey A. Davis	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ MICHAEL A. GEORGE Michael A. George	Director
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on September 16, 2019.

QVC GLOBAL HOLDINGS I, INC.
By:	/s/ MARY CAMPBELL
	Name:	Mary Campbell
	Title:	President

        Each person whose signature appears below appoints Mary Campbell and Michael A. George as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MARY CAMPBELL Mary Campbell	President (Principal Executive Officer)
/s/ JEFFREY A. DAVIS Jeffrey A. Davis	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ MICHAEL A. GEORGE Michael A. George	Director
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on September 16, 2019.

QVC GLOBAL HOLDINGS II, INC.
By:	/s/ MARY CAMPBELL
	Name:	Mary Campbell
	Title:	President

        Each person whose signature appears below appoints Mary Campbell and Michael A. George as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MARY CAMPBELL Mary Campbell	President (Principal Executive Officer)
/s/ JEFFREY A. DAVIS Jeffrey A. Davis	Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
/s/ MICHAEL A. GEORGE Michael A. George	Director
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

HSN, INC.
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ MICHAEL A. GEORGE Michael A. George	Director
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

HSNi, LLC
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Chief Financial Officer, Treasurer and Manager (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

HSN HOLDING, LLC
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Treasurer and Manager (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

AST SUB, INC.
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Treasurer and Director (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

HOME SHOPPING NETWORK EN ESPANOL, L.L.C.
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Treasurer and Manager (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

HOME SHOPPING NETWORK EN ESPANOL, L.P.
By:	Home Shopping Network En Espanol, L.L.C., its general partner
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President of Home Shopping Network En Espanol, L.L.C. as general partner of Home Shopping Network En Espanol, L.P. (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Treasurer and Manager of Home Shopping Network En Espanol, L.L.C. as general partner of Home Shopping Network En Espanol, L.P. (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Manager of Home Shopping Network En Espanol, L.L.C. as general partner of Home Shopping Network En Espanol, L.P.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

H.O.T. NETWORKS HOLDINGS (DELAWARE) LLC
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Treasurer and Manager (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

HSN OF NEVADA LLC
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Treasurer and Manager (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

INGENIOUS DESIGNS LLC
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Treasurer and Manager (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

NLG MERGER CORP.
By:	/s/ WILLIAM J. HUNTER
	Name:	William J. Hunter
	Title:	President and Treasurer

        Each person whose signature appears below appoints William J. Hunter and Lawrence R. Hayes as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ WILLIAM J. HUNTER William J. Hunter	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

VENTANA TELEVISION, INC.
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 16, 2019.

VENTANA TELEVISION HOLDINGS, INC.
By:	/s/ MICHAEL FITZHARRIS
	Name:	Michael Fitzharris
	Title:	President

        Each person whose signature appears below appoints Michael Fitzharris and William J. Hunter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MICHAEL FITZHARRIS Michael Fitzharris	President (Principal Executive Officer)
/s/ WILLIAM J. HUNTER William J. Hunter	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Chester, Commonwealth of Pennsylvania, on September 16, 2019.

QVC DEUTSCHLAND GP, INC.
By:	/s/ MARY CAMPBELL
	Name:	Mary Campbell
	Title:	President

        Each person whose signature appears below appoints Mary Campbell and Jeffrey A. Davis, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on September 16, 2019.

Signature	Title

/s/ MARY CAMPBELL Mary Campbell	President (Principal Executive Officer)
/s/ JEFFREY A. DAVIS Jeffrey A. Davis	Executive Vice President, Treasury (Principal Financial and Accounting Officer)
/s/ LAWRENCE R. HAYES Lawrence R. Hayes	Director